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                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          AT OR FOR THE THREE
                                              MONTHS ENDED                              AT OR FOR THE YEAR ENDED
                                        -------------------------    ---------------------------------------------------------------
                                         3-31-2002    3-31-2001       12-31-2001   12-31-2000   12-31-1999  10-31-1988    10-31-1997
INCLUDING INTEREST ON DEPOSITS
EARNINGS:
  NET INCOME                               $ 8,874     $  6,731        $ 30,967     $ 23,929     $ 24,526     $18,090     $16,644
  PROVISION FOR INCOME TAXES                 4,702        3,059          16,723       12,315       13,394      10,651      10,165
                                        -------------------------    ---------------------------------------------------------------
                                   Sub     $13,576     $  9,790        $ 47,690     $ 36,244     $ 37,920     $28,741     $26,809
FIXED CHARGES:
  INTEREST EXPENSE (inc Dep.)               24,405       28,731         113,491       86,336       63,510      62,692      58,025
  RENT EXPENSE                                  69           67             265          265          265         199         135
                                        -------------------------    ---------------------------------------------------------------
                                   Sub     $24,474     $ 28,797        $113,756     $ 86,601     $ 63,775     $62,891     $58,160

ADJUSTED EARNINGS:                         $38,049     $ 38,587        $161,446     $122,845     $101,695     $91,632     $84,969
FIXED CHARGES:
  INTEREST EXPENSE (inc Dep.)               24,405       28,731         113,491       86,336       63,510      62,692      58,025
  RENT EXPENSE                                  69           67             265          265          265         199         135
                                        -------------------------    --------------------------------------------------------------
                                           $24,474     $ 28,797        $113,756     $ 86,601     $ 63,775     $62,891     $58,160

RATIO OF EARNINGS TO FIXED CHARGES:          1.55x        1.34x           1.42x        1.42x        1.59x       1.46x       1.46x

                                          AT OR FOR THE THREE
                                              MONTHS ENDED                                 AT OR FOR THE YEAR ENDED
                                        -------------------------     -----------------------------------------------------------
                                         3-31-2002    3-31-2001        12-31-2001   12-31-2000   12-31-1999  10-31-1998  10-31-1997
EXCLUDING INTEREST ON DEPOSITS
EARNINGS:
  NET INCOME                               $ 8,874     $ 6,731           $30,967     $23,929     $24,526     $18,090     $16,644
  PROVISIONS FOR INCOME TAXES                4,702       3,059            16,723      12,315      13,394      10,651      10,165
                                           -------     -------           -------     -------     -------     -------     -------
                                   Sub     $13,576     $ 9,790           $47,690     $36,244     $37,920     $28,741     $26,809
FIXED CHARGES:
  INTEREST EXPENSE (ex. Dep.)               10,681       9,464            41,474      22,775      10,257       7,125       6,702
  RENT EXPENSE                                  69          67               265         265         265         199         135
                                           -------     -------           -------     -------     -------     -------     -------
                                   Sub     $10,750     $ 9,530           $41,739     $23,040     $10,522     $ 7,324     $ 6,837

ADJUSTED EARNINGS:                         $24,326     $19,320           $89,429     $59,284     $48,442     $36,065     $33,646
FIXED CHARGES:
  INTEREST EXPENSE (ex. Dep.)               10,681       9,464            41,474      22,775      10,257       7,125       6,702
  RENT EXPENSE                                  69          67               265         265         265         199         135
                                           -------     -------           -------     -------     -------     -------     -------
                                           $10,750     $ 9,530           $41,739     $23,040     $10,522     $ 7,324     $ 6,837

RATIO OF EARNINGS TO FIXED CHARGES:          2.26x       2.03x             2.14x       2.57x       4.60x       4.92x       4.92x

NOTE: Management has determined the interest component of rent expense to be 30.00%